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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                     ----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): May 18, 2005


                           ZOLTEK COMPANIES, INC.
           (Exact name of registrant as specified in its charter)

      MISSOURI                     0-20600                    43-1311101
   (State or other            (Commission File             (I.R.S. Employer
   jurisdiction of                 Number)                  Identification
    organization)                                               Number)

   3101 MCKELVEY ROAD
   ST. LOUIS, MISSOURI                                          63044
   (Address of principal executive offices)                   (Zip Code)


                               (314) 291-5110
            (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act.
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.



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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The information set forth under Item 4.02 is incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

                  On May 18, 2005, the Zoltek Companies, Inc. (the "Company") received a notice from The Nasdaq Stock Market ("Nasdaq") indicating that the Company is not in compliance with the continued listing requirements under Marketplace Rule 4310(c)(14) due to the Company's inability to timely file its Form 10-Q for the quarter ended March 31, 2005, and that the Company's common stock is therefore subject to delisting from The Nasdaq National Market. In addition, as of today Nasdaq added a fifth character, "E," to the Company's trading symbol "ZOLT" to denote the filing delinquency. The Company expects to file the Form 10-Q shortly and believes that, upon that filing it will be in compliance with all applicable continued listing requirements. The Company will seek to resolve the Nasdaq action informally with its staff. If that is unsuccessful, it intends to submit a timely request for a hearing before a Nasdaq Listing Qualifications Panel, which request will stay delisting action pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. However, there can be no assurance that the Panel will grant the Company's request for continued listing.

         On May 20, 2005, the Company issued a press release announcing the matters discussed herein. A copy of such press release is included as
Exhibit 99 to this Current Report on Form 8-K.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         (a) On May 19, 2005, Zoltek Companies, Inc. (the "Company"), following a review by its Audit Committee and Board of Directors, concluded that the Company should restate its previously issued financial statements for the fiscal year ended September 30, 2004 and interim periods ended March 31, June 30, September 30 and December 31, 2004 to reflect additional non-operating gains and losses related to the classification and accounting for the conversion feature and the related warrants to purchase the Company's common stock associated with convertible debt issued by the Company in January, March and October 2004 and the amortization expense associated with debt discount. On May 20, 2005, the Company issued a press release announcing the restatements. A copy of such press release is included as Exhibit 99 to this Current Report on Form 8-K.

                  Historically, the Company has classified the value of warrants to purchase common stock and the beneficial conversion feature when applicable, as equity as the Company believed these instruments met exceptions that did not require recording these instruments as derivative liabilities. The Company recently has determined that these instruments did not meet these exceptions and should have been classified as derivative liabilities at the fair value of each instrument, and must be recorded as such on the balance sheet. In subsequent periods the change in fair value of these instruments will result in an adjustment to this liability with the



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corresponding gain or loss being recorded in the statement of operations. At the date of respective conversion of the instrument or exercise of the warrants the corresponding derivative liability will be reclassified to equity. In addition, the Company recorded individually immaterial adjustments of $0.1 million in the quarter ended March 31, 2004 and $0.2 million in the quarter ended September 30, 2004.

The impact of the adjustments related to the classification and accounting for the conversion feature and the related warrants, are summarized below:

         For the quarter ended March 31, 2004, the loss on the fair value of the warrants and conversion feature and increased amortization expense, increased the net loss by $5.7 million. The Company's previously reported long-term and total liabilities increased by $12.0 million with a corresponding decrease in the Company's equity.

         For the quarter ended June 30, 2004, there was a gain on the fair value of the warrants and conversion feature, partially offset by the increase in amortization expense, that decreased the previously reported net loss by $4.3 million. The Company's previously reported long-term and total liabilities increased by $7.7 million with a corresponding decrease in the Company's equity.

         For the quarter ended September 30, 2004, the loss on the fair value of the warrants and conversion feature and increased amortization expense increased the previously reported net loss by $4.3 million.

         For the fiscal year ended September 30, 2004, the loss on the fair value of warrants and conversion feature and increased amortization expense increased the previously reported net loss by $5.7 million. The Company's previously reported long-term and total liabilities increased by $12.0 million with a corresponding decrease in the Company's equity.

         For the quarter ended December 31, 2004, the loss on the fair value of warrants and conversion feature and increased amortization expense, increased the previously reported net loss by $26.4 million. The Company's previously reported long-term and total liabilities increased by $40.9 million with a corresponding decrease in the Company's equity.

         The foregoing adjustments do not affect previously recorded net sales, operating loss and cash flow from continuing operations. Furthermore, these adjustments do not affect previously reported income tax expense as the Company has recorded a full valuation allowance against all deferred tax assets. The Company expects to present the restatements described in this Current Report when it files with the Securities and Exchange Commission amendments to its Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and to its Quarterly Reports



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on Form 10-Q for the fiscal quarters ended June 30, 2004 and December 31,
2004.

         The decision to restate was authorized by the Board of Directors of the Company, upon the recommendation of management. They concluded that the Company's previously issued financial statements for the fiscal year ended September 30, 2004 and for the fiscal quarters ended March 31, 2004, June 30, 2004 and December 31, 2004 should no longer be relied upon, pending their restatements, because of errors in those financial statements. The Company's Chief Financial Officer, the Audit Committee and the Board of Directors of the Company discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

         In light of the evaluation described above, the Company's Chief Executive Officer and Chief Financial Officer concluded that a material weakness existed as of March 31, 2005 because the Company did not maintain effective controls over the accounting for non-routine and complex transactions. Specifically, the Company did not maintain effective controls over the accounting for the conversion feature and the related warrants to purchase the registrant's common stock associated with its convertible debt issued in January, March and October 2004 and February 2005. As a result of this material weakness, the registrant's Chief Executive Officer and Chief Financial Officer concluded that the registrant's disclosure controls and procedures were not effective as of March 31, 2005. The Company, under the supervision of its Chief Executive Officer and Chief Financial Officer, is currently evaluating potential steps that it can take to remediate the material weakness in its disclosure controls and procedures, including steps that can be taken in the process of documenting and evaluating the applicable accounting treatment for non-routine or complex transactions as they may arise.

         This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this Current Report, and the Company assumes no obligation to update such forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from the Company's actual results or future events. The anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis.

ITEM  9.01        FINANCIAL STATEMENTS AND EXHIBITS.

                  (c) The following exhibit is filed as part of this report:

                  Exhibit Number                  Description
                  --------------                  -----------

                        99             Press Release issued by the Company
                                       on May 20, 2005.




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                                 SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 20, 2005

                                   ZOLTEK COMPANIES, INC.



                                   By   /s/ KEVIN SCHOTT
                                      ----------------------------------------
                                       Kevin Schott
                                       Chief Financial Officer





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                                EXHIBIT INDEX



Exhibit
Number                            Description
------                            -----------

 99                    Press Release, dated May 20, 2005.